NEWS RELEASE
FOR IMMEDIATE RELEASE
Oct. 29, 2025

Entergy reports third quarter 2025 financial results
Company narrows guidance range and extends financial outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported third quarter 2025 earnings per share of $1.53 on an as-reported and an adjusted (non-GAAP) basis.
“We had another successful quarter executing on initiatives for all our customers,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “Our pipeline of potential data center customers continues to expand, and we’re ready for the opportunity including increasing our agreement for power island equipment by an additional 4.5 gigawatts and securing critical long lead time equipment.”

Business highlights included the following:
•Entergy narrowed its 2025 adjusted EPS guidance range to $3.85 to $3.95.
•The LPSC approved generation and transmission resources needed to support Meta’s Louisiana data center.
•Entergy Texas received PUCT approval for Legend and Lone Star power stations as well as for the SETEX 500 kV transmission project.
•Entergy Texas was awarded a $200 million grant from the Texas Energy Fund for resiliency projects.
•Entergy Arkansas submitted an application for approval of Jefferson Power Station, a 754-megawatt CCCT facility.
•Entergy Arkansas submitted an application for approval of Cypress Solar with battery storage and associated transmission facilities.
•Entergy received its 51st EEI Emergency Response Award for assistance provided after hurricanes Helene and Milton.

Table of contents	Page
News release Table of appendices and financial statements A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 6 7 10 13 14 15 17 19

Entergy reports third quarter 2025 financial results
Oct. 29, 2025

Consolidated earnings (GAAP and non-GAAP measures)
Third quarter and year-to-date 2025 vs. 2024 (See Appendix A for reconciliation of GAAP to non-GAAP measures and details on adjustments)
	Third quarter			Year-to-date
	2025	2024	Change	2025	2024	Change
(After-tax, $ in millions)
As-reported earnings	694	645	49	1,522	769	753
Less adjustments	-	-	-	-	(517)	517
Adjusted earnings (non-GAAP)	694	645	49	1,522	1,286	236
Estimated weather impact	28	41	(13)	88	70	18

(After-tax, per share in $)
As-reported earnings	1.53	1.50	0.03	3.40	1.79	1.61
Less adjustments	-	-	-	-	(1.20)	1.20
Adjusted earnings (non-GAAP)	1.53	1.50	0.03	3.40	2.99	0.41
Estimated weather impact	0.06	0.09	(0.03)	0.20	0.16	0.03

Calculations may differ due to rounding

Consolidated results
For third quarter 2025, the company reported earnings of $694 million, or $1.53 per share, on an as-reported and an adjusted basis. This compared to third quarter 2024 earnings of $645 million, or $1.50 per share, on an as-reported and an adjusted basis.
Summary discussions of results by business follow. Additional details, including information on operating cash flow by business, are provided in Appendix A. A more detailed analysis of earnings per share variances by business is provided in Appendix B.

Business results
Utility
For third quarter 2025, the Utility business reported earnings attributable to Entergy Corporation of $810 million, or $1.79 per share, on an as-reported and an adjusted basis. This compared to third quarter 2024 earnings of $787 million, or $1.82 per share, on an as-reported and an adjusted basis.
Drivers for the quarter-over-quarter increase included the net effect of regulatory actions across the operating companies, higher retail sales volume, and higher other income (deductions) primarily due to an increase in AFUDC-equity.

These increases were partially offset by higher other O&M, taxes other than income taxes, interest expense, and depreciation and amortization.

On a per share basis, third quarter 2025 results reflected higher diluted average number of common shares outstanding primarily due to the settlement of equity forwards in May 2025 as well as the dilutive effect of an increase in the stock price on unsettled equity forwards.
Appendix C contains additional details on Utility operating and financial measures.

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Entergy reports third quarter 2025 financial results
Oct. 29, 2025

Parent & Other
For third quarter 2025, Parent & Other reported a loss attributable to Entergy Corporation of $(117 million), or (26) cents per share, on an as-reported and an adjusted basis. This compared to a third quarter 2024 loss of $(142 million), or (33) cents per share, on an as-reported and an adjusted basis.
The primary driver for the quarter-over-quarter change was other income (deductions) largely due to changes in legal provisions in third quarter 2024.
On a per share basis, third quarter 2025 results reflected higher diluted average number of common shares outstanding (see details in Utility section).
Earnings per share guidance
Entergy narrowed its 2025 adjusted earnings per share guidance to a range of $3.85 to $3.95. See the earnings call presentation for additional details.
The company has provided 2025 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include, among other things, the exclusion of significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses.
Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Wednesday, Oct. 29, 2025, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at investors.entergy.com/investors/events-and-presentations or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The earnings call presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at investors.entergy.com/investors/events-and-presentations and by telephone. The telephone replay will be available through Nov. 5, 2025, by dialing 800-770-2030, conference ID 9024832.
Entergy produces, transmits and distributes electricity to power life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi and Texas. We’re investing for growth and improved reliability and resilience of our energy system while working to keep energy rates affordable for our customers. We’re also investing in cleaner energy generation like modern natural gas, nuclear, and renewable energy. A nationally recognized leader in sustainability and corporate citizenship, we deliver more than $100 million in economic benefits each year to the communities we serve through philanthropy, volunteerism, and advocacy. Entergy is a Fortune 500 company headquartered in New Orleans, Louisiana, and has approximately 12,000 employees. Learn more at entergy.com and connect with @Entergy on social media.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Texas under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the earnings call

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Entergy reports third quarter 2025 financial results
Oct. 29, 2025

presentation. Both documents are available on Entergy’s Investor Relations website at investors.entergy.com/investors/events-and-presentations.
Entergy maintains a web page as part of its Investor Relations website entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of adjusted earnings, which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses. In addition to reporting GAAP earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE, adjusted ROE excluding affiliate preferred, FFO to adjusted debt, gross liquidity, net liquidity, adjusted Parent debt to total adjusted debt, adjusted debt to adjusted capitalization, and adjusted net debt to adjusted net capitalization are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. These metrics are defined in Appendix E.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not

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Entergy reports third quarter 2025 financial results
Oct. 29, 2025

standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2025 earnings guidance; financial and operational outlooks; industrial load growth outlooks; statements regarding its resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and
(2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with
(1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including (1) strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized, and (2) Entergy’s ability to meet the rapidly growing demand for electricity, including from hyperscale data centers and other large customers, and to manage the impacts of such growth on customers and Entergy’s business, or the risk that contracted or expected load growth does not materialize or is not sustained; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, international trade, or energy policies; (2) changes in commodity markets, capital markets, or economic conditions; and (3) technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Investor inquiries: Liz Hunter 504-576-3294 ehunte1@entergy.com	Media inquiries: Cristina del Canto 504-576-4238 mdelcan@entergy.com

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Third quarter 2025 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Third quarter and year-to-date 2025 vs. 2024 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Third quarter			Year-to-date
	2025	2024	Change	2025	2024	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	810	787	24	1,899	1,423	476
Parent & Other	(117)	(142)	25	(376)	(654)	277
Consolidated	694	645	49	1,522	769	753

Less adjustments
Utility	-	-	-	-	(267)	267
Parent & Other	-	-	-	-	(250)	250
Consolidated	-	-	-	-	(517)	517

Adjusted earnings (loss) (non-GAAP)
Utility	810	787	24	1,899	1,690	209
Parent & Other	(117)	(142)	25	(376)	(403)	27
Consolidated	694	645	49	1,522	1,286	236
Estimated weather impact	28	41	(13)	88	70	18

Diluted average number of common shares outstanding (in millions) (a)	454	431	22	447	429	18

(After-tax, per share in $) (a) (b)
As-reported earnings (loss)
Utility	1.79	1.82	(0.04)	4.25	3.31	0.93
Parent & Other	(0.26)	(0.33)	0.07	(0.84)	(1.52)	0.68
Consolidated	1.53	1.50	0.03	3.40	1.79	1.61

Less adjustments
Utility	-	-	-	-	(0.62)	0.62
Parent & Other	-	-	-	-	(0.58)	0.58
Consolidated	-	-	-	-	(1.20)	1.20

Adjusted earnings (loss) (non-GAAP)
Utility	1.79	1.82	(0.04)	4.25	3.93	0.31
Parent & Other	(0.26)	(0.33)	0.07	(0.84)	(0.94)	0.10
Consolidated	1.53	1.50	0.03	3.40	2.99	0.41
Estimated weather impact	0.06	0.09	(0.03)	0.20	0.16	0.03

Calculations may differ due to rounding
(a)    Entergy executed a two-for-one forward stock split that was effective with trading on Dec. 13, 2024; 2024 diluted average number of common shares outstanding and per-share information have been restated to reflect the post-split share count.
(b)    Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Third quarter and year-to-date 2025 vs. 2024
	Third quarter			Year-to-date
	2025	2024	Change	2025	2024	Change
(Pre-tax except for income tax effects and totals; $ in millions)
Utility
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	-	-	-	-	(151)	151
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	-	(132)	132
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	-	(79)	79
Income tax effect on Utility adjustments above	-	-	-	-	95	(95)
Total Utility	-	-	-	-	(267)	267

Parent & Other
2Q24 pension lift out	-	-	-	-	(317)	317
Income tax effect on Parent & Other adjustment above	-	-	-	-	67	(67)
Total Parent & Other	-	-	-	-	(250)	250

Total adjustments	-	-	-	-	(517)	517

(After-tax, per share in $) (c), (d)
Utility
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	-	-	-	-	(0.26)	0.26
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	-	(0.23)	0.23
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	-	(0.13)	0.13
Total Utility	-	-	-	-	(0.62)	0.62

Parent & Other
2Q24 pension lift out	-	-	-	-	(0.58)	0.58
Total Parent & Other	-	-	-	-	(0.58)	0.58

Total adjustments	-	-	-	-	(1.20)	1.20

Calculations may differ due to rounding
(c)    Entergy executed a two-for-one forward stock split that was effective with trading on Dec. 13, 2024; 2024 per-share information has been restated to reflect the post-split share count.
(d)    Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/ (negative) impact on earnings)
Third quarter and year-to-date 2025 vs. 2024
(Pre-tax except for income taxes and totals; $ in millions)
	Third quarter			Year-to-date
	2025	2024	Change	2025	2024	Change
Utility
Other O&M	-	-	-	-	(1)	1
Asset write-offs, impairments, and related charges	-	-	-	-	(132)	132
Other regulatory charges (credits) – net	-	-	-	-	(229)	229
Income taxes	-	-	-	-	95	(95)
Total Utility	-	-	-	-	(267)	267

Parent & Other
Other income (deductions)	-	-	-	-	(317)	317
Income taxes	-	-	-	-	67	(67)
Total Parent & Other	-	-	-	-	(250)	250

Total adjustments	-	-	-	-	(517)	517

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Third quarter and year-to-date 2025 vs. 2024
($ in millions)
	Third quarter			Year-to-date
	2025	2024	Change	2025	2024	Change
Utility	2,177	1,600	577	4,114	3,225	888
Parent & Other	(42)	(37)	(5)	(181)	(117)	(65)
Consolidated	2,135	1,562	572	3,933	3,109	824

Calculations may differ due to rounding

Third quarter 2025 OCF increased primarily due to higher Utility customer receipts including higher fuel revenues and the receipt of nuclear and solar production tax credit sale proceeds. These increases were partially offset by higher fuel and purchased power payments.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2025 versus 2024 as-reported and adjusted earnings per share variances.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (e), (f), (g), (h)
Third quarter 2025 vs. 2024
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2024 earnings (loss)	1.82	1.82		(0.33)	(0.33)		1.50	1.50
Operating revenue less: fuel, fuel-related exp. and gas purch. for resale; purch. power; and other reg. chgs. (credits) – net	0.21	0.21	(i)	0.01	0.01		0.22	0.22
Nuclear refueling outage expenses	0.02	0.02		-	-		0.02	0.02
Other O&M	(0.09)	(0.09)	(j)	-	-		(0.08)	(0.08)
Asset write-offs, impairments, and related charges	(0.02)	(0.02)		-	-		(0.02)	(0.02)
Decommissioning	-	-		-	-		-	-
Taxes other than income taxes	(0.07)	(0.07)	(k)	-	-		(0.07)	(0.07)
Depreciation and amortization	(0.05)	(0.05)	(l)	-	-		(0.05)	(0.05)
Other income (deductions)	0.12	0.12	(m)	0.03	0.03	(n)	0.15	0.15
Interest expense	(0.07)	(0.07)	(o)	0.02	0.02		(0.05)	(0.05)
Income taxes – other	-	-		-	-		0.01	0.01
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.09)	(0.09)		0.01	0.01		(0.08)	(0.08)	(p)
2025 earnings (loss)	1.79	1.79		(0.26)	(0.26)		1.53	1.53

h
Calculations may differ due to rounding

Appendix B-2: As-reported and adjusted earnings per share variance analysis (e), (f), (g), (h)
Year-to-date 2025 vs. 2024
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2024 earnings (loss)	3.31	3.93		(1.52)	(0.94)		1.79	2.99
Operating revenue less: fuel, fuel-related exp. and gas purch. for resale; purch. power; and other reg. chgs. (credits) – net	1.26	0.87	(i)	0.04	0.04	(q)	1.30	0.91
Nuclear refueling outage expenses	0.04	0.04	(r)	-	-		0.04	0.04
Other O&M	(0.10)	(0.11)	(j)	-	-		(0.10)	(0.10)
Asset write-offs, impairments, and related charges	0.20	(0.02)	(s)	-	-		0.20	(0.02)
Decommissioning	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Taxes other than income taxes	(0.11)	(0.11)	(k)	-	-		(0.11)	(0.11)
Depreciation and amortization	(0.10)	(0.10)	(l)	-	-		(0.10)	(0.10)
Other income (deductions)	0.14	0.14	(m)	0.59	0.01	(n)	0.73	0.15
Interest expense	(0.23)	(0.23)	(o)	0.01	0.01		(0.22)	(0.22)
Income taxes – other	0.01	0.01		-	-		0.02	0.02
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.18)	(0.18)		0.03	0.03		(0.14)	(0.14)	(p)
2025 earnings (loss)	4.25	4.25		(0.84)	(0.84)		3.40	3.40

h
Calculations may differ due to rounding

(e)    Utility operating revenue and Utility income taxes – other variances exclude the following for the return/collection of excess/deficient unprotected ADIT (net effect was neutral to earnings) ($ in millions):

	3Q25	3Q24	YTD25	YTD24
Utility operating revenue	(8)	6	(14)	22
Utility income taxes – other	8	(6)	14	(22)
(f)    Utility regulatory charges (credits) – net and Utility preferred dividend requirements and noncontrolling interests variances exclude the following for the effects of HLBV accounting and the approved deferrals (net effect was neutral to earnings)
($ in millions):

	3Q25	3Q24	YTD25	YTD24
Utility regulatory charges (credits) – net	-	(3)	(4)	(9)
Utility preferred dividend requirements and noncontrolling interests	-	3	4	9

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power;
and other regulatory charges (credits) – net variance analysis
2025 vs. 2024 ($ EPS)

	3Q	YTD
Electric volume / weather	0.13	0.37
Retail electric price	0.18	0.53
2Q24 E-LA global agreement to resolve certain retail matters	-	0.26
1Q24 E-NO provision for increased income tax sharing	-	0.13
E-MS PPA termination proceeds	0.03	0.03
Sale of natural gas distribution businesses	(0.04)	(0.04)
E-TX MISO capacity costs	(0.01)	(0.05)
Reg. provisions for decommissioning items	(0.06)	0.10
Grand Gulf recovery	-	(0.04)
Other	(0.02)	(0.03)
Total	0.21	1.26
(g)    Entergy executed a two-for-one forward stock split that was effective with trading on Dec. 13, 2024; 2024 per-share information and diluted number of common shares outstanding have been restated to reflect the post-split share count.
(h)    EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line item variances. Share effect captures the per share impact from the change in diluted average number of common shares outstanding and the dilutive effect of an increase in the stock price on unsettled equity forwards.
(i)    The third quarter and year-to-date earnings increases reflected higher electric volume including the effects of weather and the effect of rate actions including: E-AR’s FRP, E-LA’s FRP (including riders), E-LA’s RPCR, E-MS’s FRP interim facilities rate adjustment, E-NO’s FRP, and E-TX’s DCRF. The increases also reflected the receipt of a $15 million ($11 million after tax) liquidated damages payment to E-MS in third quarter 2025 resulting from a counterparty’s termination of a purchased power agreement. The increases were partially offset by the absence of natural gas revenues as a result of the sale of natural gas distribution businesses and higher MISO capacity costs at E-TX. The variances also reflected changes in regulatory provisions for decommissioning items (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral). The year-to-date increase also reflected a first quarter 2024 $(79 million) ($(57 million) after tax) regulatory provision recorded at E-NO to reflect the company’s agreement to share additional income tax benefits from the 2016–2018 IRS audit resolution with customers and a second quarter 2024 regulatory charge of $(150 million) ($(111 million) after tax) recorded as a result of E-LA reaching a settlement with the LPSC staff and other parties (both considered adjustments and excluded from adjusted earnings). Additionally, the year-to-date variance included the effects of E-MS’s FRP, E-TX’s base rate case relate-back portion in retail price, and lower Grand Gulf revenue primarily due to lower other O&M.
(j)    The third quarter earnings decrease from higher Utility other O&M reflected higher power delivery expenses primarily due to vegetation management costs, an increase in compensation and benefits costs, an increase in power generation expenses, and an increase in bad debt expense. The decrease also included the third quarter 2025 $(11 million) ($(8 million) after tax) expensing of project costs associated with E-LA’s Bayou Power Station project following the operating company’s decision to evaluate an alternative transmission solution. The third quarter decrease was partially offset by contract costs in 2024 related to operational performance, customer service, and organizational health initiatives and a gain of $13 million ($8 million after tax) resulting from the sale of the natural gas distribution businesses on July 1, 2025.

The year-to-date earnings decrease from higher Utility other O&M reflected higher power delivery expenses primarily due to vegetation management costs, higher power generation costs largely due to a higher scope of work performed during power outages, an increase in bad debt expense, higher MISO transmission costs, and the expensing of E-LA’s Bayou Power Station project costs. The year-to-date decrease was partially offset by contract costs in 2024 related to operational performance, customer service, and organizational health initiatives and a gain from the sale of natural gas distribution businesses on July 1, 2025.
(k)    The third quarter and year-to-date earnings decreases from higher Utility taxes other than income taxes were primarily due to an increase in ad valorem taxes resulting from higher assessments and an increase in local franchise taxes as a result of higher retail revenues.
(l)    The third quarter and year-to-date earnings decreases from higher Utility depreciation and amortization were primarily due to higher plant in service and increases in E-LA’s nuclear depreciation rates effective Sept. 2024 and Sept. 2025. The year-to-date decrease was partially offset by the recognition of depreciation expense from E-TX’s 2022 base rate case relate back in first and second quarters of 2024.
(m)    The third quarter and year-to-date earnings increases from higher Utility other income (deductions) were primarily due to higher AFUDC–equity due to higher construction work in progress and an increase in the amortization of tax gross ups on customer advances for construction. The variances also reflected changes in nuclear decommissioning trust returns, including portfolio rebalancing (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral). The year-to-date increase also reflected an increase in interest earned on external money pool investments and a true-up of E-LA’s MISO cost recovery mechanism, partially offset by lower intercompany dividend income from affiliate preferred membership interest related to storm cost securitizations (largely offset at P&O).
(n)    The third quarter and year-to-date earnings increases from Parent & Other other income (deductions) reflected third quarter 2024 changes in legal provisions. The year-to-date as-reported increase also reflected a second quarter 2024 $(317 million) ($(250 million) after tax) one-time non-cash pension settlement charge associated with the purchase of a group annuity contract to settle certain pension liabilities (considered an adjustment and excluded from adjusted earnings).
(o)    The third quarter and year-to-date earnings decreases from higher Utility interest expense were primarily due to higher interest rates, higher debt balances, and carrying costs on customer advances for construction in 2025. The decreases were partially offset by higher AFUDC–debt due to higher construction work in progress.
(p)    The third quarter and year-to-date earnings per share impacts from share effect were primarily due to the settlement of equity forwards in May 2025 and the dilutive effect of an increase in the stock price on unsettled equity forwards.
(q)    The year-to-date earnings increase was primarily due to lower fuel and purchased power expenses associated with the conclusion of a legacy EWC purchased power agreement in Dec. 2024.
(r)    The year-to-date earnings increase from lower Utility nuclear refueling outage expenses was primarily due to the amortization of lower costs associated with the most recent outages as compared to previous outages.
(s)    The year-to-date as-reported earnings increase from Utility asset write-offs and impairments was due to the first quarter 2024 write off of an E-AR $(132 million) ($(97 million) after tax) regulatory asset related to the opportunity sales proceeding (considered an adjustment and excluded from adjusted earnings).

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Third quarter and year-to-date 2025 vs. 2024
	Third quarter				Year-to-date
	2025	2024	% change	% weather adj. (t)	2025	2024	% change	% weather adj. (t)
GWh sold
Residential	11,692	11,519	1.5	2.7	29,376	28,499	3.1	2.2
Commercial	8,499	8,394	1.3	1.9	22,007	21,797	1.0	1.2
Governmental	678	684	(0.9)	(1.4)	1,853	1,883	(1.6)	(1.7)
Industrial	16,255	15,150	7.3	7.3	45,707	42,174	8.4	8.4
Total retail	37,124	35,747	3.9	4.4	98,943	94,353	4.9	4.7
Wholesale	4,079	3,727	9.4		9,847	10,737	(8.3)
Total	41,203	39,474	4.4		108,790	105,090	3.5

Number of electric retail customers
Residential					2,625,811	2,601,894	0.9
Commercial					372,226	371,579	0.2
Governmental					18,845	18,015	4.6
Industrial					48,306	49,550	(2.5)
Total					3,065,188	3,041,038	0.8

Other O&M and nuclear refueling outage exp. per MWh	$19.15	$19.01	0.7		$20.48	$20.87	$(1.90)

Calculations may differ due to rounding
(t)    The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, weather-adjusted retail sales increased 4.4 percent. The increase was primarily due to higher usage for residential, commercial, and industrial classes. Industrial sales increased 7.3 percent mainly due to higher sales to large industrial customers largely in the primary metals, chlor-alkali, and industrial gases industries. Residential sales were 2.7 percent higher and commercial sales increased 1.9 percent.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
2025 vs. 2024 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)
For 12 months ending September 30	2025	2024	Change
GAAP measure
As-reported ROE	11.4%	12.2%	(0.8)%

Non-GAAP measure
Adjusted ROE	11.4%	9.7%	1.7%

As of September 30 ($ in millions, except where noted)	2025	2024	Change
GAAP measures
Cash and cash equivalents	1,517	1,412	105
Available revolver capacity	4,346	4,345	1
Commercial paper	1,398	1,122	276
Total debt	30,563	29,100	1,463
Junior subordinated debentures	1,200	1,200	-
Securitization debt	231	249	(18)
Total debt to total capital	64%	65%	(1)%
Storm escrows	307	336	(29)

Non-GAAP measures ($ in millions, except where noted)
FFO to adjusted debt	16.8%	13.7%	3.1%
Adjusted debt to adjusted capitalization	63%	64%	(1)%
Adjusted net debt to adjusted net capitalization	62%	63%	(1)%
Gross liquidity	5,863	5,757	106
Net liquidity	7,846	6,361	1,485
Adjusted Parent debt to total adjusted debt	18%	20%	(2)%

Calculations may differ due to rounding

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales
Financial measures – GAAP
As-reported ROE	Last twelve months net income attributable to Entergy Corp. divided by average common equity
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Debt to capital	Total debt divided by total capitalization
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper
Financial measures – non-GAAP
Adjusted capitalization	Capitalization excluding securitization debt
Adjusted debt	Debt excluding securitization debt and 50% of junior subordinated debentures
Adjusted debt to adjusted capitalization	Adjusted debt divided by adjusted capitalization
Adjusted earnings (loss)	As-reported earnings (loss) minus adjustments
Adjusted EPS	Adjusted earnings (loss) divided by the diluted average number of common shares outstanding
Adjusted net capitalization	Adjusted capitalization minus cash and cash equivalents
Adjusted net debt	Adjusted debt minus cash and cash equivalents
Adjusted net debt to adjusted net capitalization	Adjusted net debt divided by adjusted net capitalization
Adjusted Parent debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities plus unamortized debt issuance costs and discounts minus 50% of junior subordinated debentures
Adjusted Parent debt to total adjusted debt	Adjusted Parent debt divided by consolidated adjusted debt
Adjusted ROE	Last twelve months adjusted earnings divided by average common equity
Adjusted ROE excluding affiliate preferred	Last twelve months adjusted earnings, excluding dividend income from affiliate preferred as well as the after-tax cost of debt financing for preferred investment, divided by average common equity adjusted to exclude the estimated equity associated with the affiliate preferred investment
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses
FFO	OCF minus preferred dividend requirements of subsidiaries, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, and other working capital accounts), 50% of interest on junior subordinated debentures, and securitization regulatory charges
FFO to adjusted debt	Last twelve months FFO divided by end of period adjusted debt
Gross liquidity	Sum of cash and cash equivalents plus available revolver capacity
Net liquidity	Sum of cash and cash equivalents, available revolver capacity, escrow accounts available for certain storm expenses, and equity sold forward but not yet settled minus commercial paper

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
ACM	Additional capacity mechanism	HLBV	Hypothetical liquidation at book value
ADIT	Accumulated deferred income taxes	IRS	Internal Revenue Service
AFUDC – debt	Allowance for debt funds used during construction	LDC	Local distribution company
AFUDC –equity	Allowance for equity funds used during construction	LPSC	Louisiana Public Service Commission
AMS	Advanced metering system	LTM	Last twelve months
APSC	Arkansas Public Service Commission	MCRM	MISO cost recovery mechanism
BESS	Battery and energy storage system	MISO	Midcontinent Independent System Operator, Inc.
CAGR	Compound annual growth rate	Moody’s	Moody’s Ratings
CCCT	Combined cycle combustion turbine	MPSC	Mississippi Public Service Commission
CCNO	Council of the City of New Orleans	NDT	Nuclear decommissioning trust
CCS	Carbon capture and sequestration	NYSE	New York Stock Exchange
CFO	Cash from operations	O&M	Operation and maintenance
COD	Commercial operation date	OCAPS	Orange County Advanced Power Station (CCCT)
CT	Combustion turbine	OCF	Net cash flow provided by operating activities
DCRF	Distribution cost recovery factor	OpCo	Utility operating company
DOE	U.S. Department of Energy	Other O&M	Other non-fuel operation and maintenance expense
DRM	Distribution Recovery Mechanism	P&O	Parent & Other
E-AR	Entergy Arkansas, LLC	PMR	Performance Management Rider
E-LA	Entergy Louisiana, LLC	PPA	Power purchase agreement or purchased power agreement
E-MS	Entergy Mississippi, LLC	PUCT	Public Utility Commission of Texas
E-NO	Entergy New Orleans, LLC	RECs	Renewable Energy Certificates
E-TX	Entergy Texas, Inc.	RSHCR	Resilience and storm hardening cost recovery
EEI	Edison Electric Institute	ROE	Return on equity
EPS	Earnings per share	RPCR	Resilience plan cost recovery rider
ETR	Entergy Corporation	S&P	Standard & Poor’s
EWC	Entergy Wholesale Commodities	SEC	U.S. Securities and Exchange Commission
FFO	Funds from operations	SERI	System Energy Resources, Inc.
FRP	Formula rate plan	SETEX	Southeast Texas
GAAP	U.S. generally accepted accounting principles	TAM	Tax adjustment mechanism
GCRR	Generation Cost Recovery Rider	TCRF	Transmission cost recovery factor
Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI	TRM	Transmission Recovery Mechanism
		WACC	Weighted-average cost of capital

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Third quarter
		2025	2024
As-reported net income attributable to Entergy Corporation	(A)	1,809	1,757
Adjustments	(B)	(5)	360

Adjusted earnings (non-GAAP)	(C)=(A-B)	1,814	1,397

Average common equity (average of beginning and ending balances)	(D)	15,847	14,362

As-reported ROE	(A/D)	11.4%	12.2%
Adjusted ROE (non-GAAP)	(C/D)	11.4%	9.7%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – FFO to adjusted debt
($ in millions except where noted)		Third quarter
		2025	2024
Total debt	(A)	30,563	29,100
Securitization debt	(B)	231	249
50% junior subordinated debentures	(C)	600	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	29,733	28,251

Net cash flow provided by operating activities, LTM	(E)	5,312	4,172

Preferred dividend requirements of subsidiaries, LTM	(F)	(18)	(18)

50% of the interest expense associated with junior subordinated debentures, LTM	(G)	(43)	(15)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(114)	46
Fuel inventory		6	26
Accounts payable		269	32
Taxes accrued		64	39
Interest accrued		30	11
Deferred fuel costs		(216)	347
Other working capital accounts		328	(198)
Securitization regulatory charges, LTM		17	24
Total	(H)	384	328

FFO, LTM (non-GAAP)	(I)=(E-F-G-H)	4,989	3,877

FFO to adjusted debt (non-GAAP)	(I/D)	16.8%	13.7%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – adjusted debt ratios; gross liquidity; and net liquidity
($ in millions except where noted)		Third quarter
		2025	2024
Total debt	(A)	30,563	29,100
Securitization debt	(B)	231	249
50% junior subordinated debentures	(C)	600	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	29,733	28,251
Cash and cash equivalents	(E)	1,517	1,412
Adjusted net debt (non-GAAP)	(F)=(D-E)	28,216	26,839

Commercial paper	(G)	1,398	1,122

Total capitalization	(H)	47,539	44,461
Securitization debt	(B)	231	249
Adjusted capitalization (non-GAAP)	(I)=(H-B)	47,308	44,212
Cash and cash equivalents	(E)	1,517	1,412
Adjusted net capitalization (non-GAAP)	(J)=(I-E)	45,791	42,800

Total debt to total capitalization	(A/H)	64%	65%
Adjusted debt to adjusted capitalization (non-GAAP)	(D/I)	63%	64%
Adjusted net debt to adjusted net capitalization (non-GAAP)	(F/J)	62%	63%

Available revolver capacity	(K)	4,346	4,345

Storm escrows	(L)	307	336
Equity sold forward, not yet settled (u)	(M)	3,075	1,390

Gross liquidity (non-GAAP)	(N)=(E+K)	5,863	5,757
Net liquidity (non-GAAP)	(N-G+L+M)	7,846	6,361

Entergy Corporation notes:
Due Sept. 2025		-	800
Due Sept. 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Junior subordinated debentures due Dec. 2054		1,200	1,200
Total Parent long-term debt	(O)	4,450	5,250
Revolver drawn	(P)	-	-
Unamortized debt issuance costs and discounts	(Q)	(41)	(47)
Total Parent debt	(R)=(G+O+P+Q)	5,808	6,326

Adjusted Parent debt (non-GAAP)	(S)=(R-C)	5,208	5,726

Adjusted Parent debt to total adjusted debt (non-GAAP)	(S/D)	18%	20%

Calculations may differ due to rounding
(u)    Reflects adjustments, including for common dividends between contracting and settlement.

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$72,792	$9,917	$82,709
Temporary cash investments	1,373,009	61,251	1,434,260
Total cash and cash equivalents	1,445,801	71,168	1,516,969
Accounts receivable:
Customer	1,013,208	—	1,013,208
Allowance for doubtful accounts	(27,765)	—	(27,765)
Associated companies	3,853	(3,853)	—
Other	243,973	6,231	250,204
Accrued unbilled revenues	544,792	—	544,792
Total accounts receivable	1,778,061	2,378	1,780,439
Deferred fuel costs	4,375	—	4,375
Fuel inventory - at average cost	142,107	7,957	150,064
Materials and supplies	1,653,123	4,719	1,657,842
Deferred nuclear refueling outage costs	82,586	—	82,586
Prepayments and other	585,252	(218,770)	366,482
TOTAL	5,691,305	(132,548)	5,558,757

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,062,481	(4,062,481)	—
Decommissioning trust funds	6,193,249	—	6,193,249
Non-utility property - at cost (less accumulated depreciation)	470,291	6,535	476,826
Storm reserve escrow accounts	306,651	—	306,651
Other	46,411	39,329	85,740
TOTAL	11,079,083	(4,016,617)	7,062,466

PROPERTY, PLANT, AND EQUIPMENT

Electric	73,030,515	202,588	73,233,103
Construction work in progress	5,803,340	1,747	5,805,087
Nuclear fuel	729,777	—	729,777
TOTAL PROPERTY, PLANT, AND EQUIPMENT	79,563,632	204,335	79,767,967
Less - accumulated depreciation and amortization	28,339,010	151,316	28,490,326
PROPERTY, PLANT, AND EQUIPMENT - NET	51,224,622	53,019	51,277,641

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,986,139	—	4,986,139
Deferred fuel costs	172,201	—	172,201
Goodwill	367,582	—	367,582
Accumulated deferred income taxes	19,251	5,616	24,867
Other	452,019	(53,265)	398,754
TOTAL	5,997,192	(47,649)	5,949,543

TOTAL ASSETS	$73,992,202	$(4,143,795)	$69,848,407

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,225,140	$750,000	$1,975,140
Notes payable and commercial paper:
Other	16,595	1,398,299	1,414,894
Accounts payable:
Associated companies	36,376	(36,376)	—
Other	2,179,137	5,565	2,184,702
Customer deposits	477,831	—	477,831
Taxes accrued	610,316	24,305	634,621
Interest accrued	253,100	50,145	303,245
Deferred fuel costs	45,955	—	45,955
Pension and other postretirement liabilities	38,389	12,073	50,462
Customer advances	445,076	—	445,076
Other	254,694	4,605	259,299
TOTAL	5,582,609	2,208,616	7,791,225

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,329,282	(1,923,929)	5,405,353
Accumulated deferred investment tax credits	187,608	—	187,608
Regulatory liability for income taxes - net	1,120,090	—	1,120,090
Other regulatory liabilities	3,834,485	—	3,834,485
Decommissioning and asset retirement cost liabilities	4,882,726	3,776	4,886,502
Accumulated provisions	480,293	236	480,529
Pension and other postretirement liabilities	124,940	15,326	140,266
Long-term debt	23,398,852	3,659,267	27,058,119
Customer advances for construction	1,032,524	—	1,032,524
Other	1,338,037	(402,095)	935,942
TOTAL	43,728,837	1,352,581	45,081,418

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2025 - none	—	—	—
Common stock, $0.01 par value, authorized 998,000,000 shares;
issued 577,511,170 shares in 2025	2,280,842	(2,275,067)	5,775
Paid-in capital	5,197,289	3,435,519	8,632,808
Retained earnings	16,966,420	(4,214,270)	12,752,150
Accumulated other comprehensive income	62,642	(32,287)	30,355
Less - treasury stock, at cost (130,914,266 shares in 2025)	120,000	4,639,386	4,759,386
TOTAL SHAREHOLDERS' EQUITY	24,387,193	(7,725,491)	16,661,702
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	98,402	(3,750)	94,652
TOTAL	24,485,595	(7,729,241)	16,756,354

TOTAL LIABILITIES AND EQUITY	$73,992,202	$(4,143,795)	$69,848,407

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$42,653	$5,771	$48,424
Temporary cash investments	770,664	40,615	811,279
Total cash and cash equivalents	813,317	46,386	859,703
Accounts receivable:
Customer	681,504	—	681,504
Allowance for doubtful accounts	(17,919)	—	(17,919)
Associated companies	5,576	(5,576)	—
Other	194,086	10,782	204,868
Accrued unbilled revenues	521,946	—	521,946
Total accounts receivable	1,385,193	5,206	1,390,399
Fuel inventory - at average cost	160,705	5,703	166,408
Materials and supplies	1,626,523	4,533	1,631,056
Deferred nuclear refueling outage costs	99,885	—	99,885
Current assets held for sale	15,574	—	15,574
Prepayments and other	242,201	(8,989)	233,212
TOTAL	4,343,398	52,839	4,396,237

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,264,998	(4,264,998)	—
Decommissioning trust funds	5,562,575	—	5,562,575
Non-utility property - at cost (less accumulated depreciation)	417,392	6,372	423,764
Storm reserve escrow accounts	340,460	—	340,460
Other	45,733	36,611	82,344
TOTAL	10,631,158	(4,222,015)	6,409,143

PROPERTY, PLANT, AND EQUIPMENT

Electric	70,615,799	202,868	70,818,667
Natural gas	77,054	—	77,054
Construction work in progress	3,205,276	1,032	3,206,308
Nuclear fuel	765,661	—	765,661
TOTAL PROPERTY, PLANT, AND EQUIPMENT	74,663,790	203,900	74,867,690
Less - accumulated depreciation and amortization	27,297,517	147,223	27,444,740
PROPERTY, PLANT, AND EQUIPMENT - NET	47,366,273	56,677	47,422,950

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,255,509	—	5,255,509
Deferred fuel costs	172,201	—	172,201
Goodwill	367,625	—	367,625
Accumulated deferred income taxes	15,064	3,922	18,986
Non-current assets held for sale	462,797	—	462,797
Other	337,539	(52,955)	284,584
TOTAL	6,610,735	(49,033)	6,561,702

TOTAL ASSETS	$68,951,564	$(4,161,532)	$64,790,032

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$578,090	$800,000	$1,378,090
Notes payable and commercial paper:
Other	—	927,291	927,291
Accounts payable:
Associated companies	38,557	(38,557)	—
Other	1,922,922	6,240	1,929,162
Customer deposits	462,436	—	462,436
Taxes accrued	456,596	497	457,093
Interest accrued	239,945	19,609	259,554
Deferred fuel costs	237,146	—	237,146
Pension and other postretirement liabilities	52,260	12,594	64,854
Customer advances	151,662	—	151,662
Other	227,004	16,745	243,749
TOTAL	4,366,618	1,744,419	6,111,037

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,279,159	(1,811,411)	4,467,748
Accumulated deferred investment tax credits	194,146	—	194,146
Regulatory liability for income taxes - net	1,168,078	—	1,168,078
Other regulatory liabilities	3,609,463	—	3,609,463
Decommissioning and asset retirement cost liabilities	4,709,888	3,538	4,713,426
Accumulated provisions	505,807	256	506,063
Pension and other postretirement liabilities	210,924	43,780	254,704
Long-term debt	22,208,572	4,404,933	26,613,505
Customer advances for construction	634,587	—	634,587
Other	1,528,000	(415,119)	1,112,881
TOTAL	41,048,624	2,225,977	43,274,601

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2024 - none	—	—	—
Common stock, $0.01 par value, authorized 998,000,000 shares;
issued 561,950,696 shares in 2024	2,330,842	(2,325,222)	5,620
Paid-in capital	5,197,289	2,636,236	7,833,525
Retained earnings	15,758,019	(3,743,704)	12,014,315
Accumulated other comprehensive income	70,185	(27,416)	42,769
Less - treasury stock, at cost (132,370,280 shares in 2024)	120,000	4,692,321	4,812,321
TOTAL SHAREHOLDERS' EQUITY	23,236,335	(8,152,427)	15,083,908
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	104,826	(3,750)	101,076
TOTAL	23,341,161	(8,156,177)	15,184,984

TOTAL LIABILITIES AND EQUITY	$68,951,564	$(4,161,532)	$64,790,032

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,797,177	$—	$3,797,177
Natural gas	155	—	155
Other	—	14,687	14,687
Total	3,797,332	14,687	3,812,019

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	817,038	5,760	822,798
Purchased power	265,629	4,111	269,740
Nuclear refueling outage expenses	25,225	—	25,225
Other operation and maintenance	763,966	7,200	771,166
Asset write-offs, impairments, and related charges	12,795	—	12,795
Decommissioning	57,232	81	57,313
Taxes other than income taxes	231,792	579	232,371
Depreciation and amortization	523,748	1,637	525,385
Other regulatory charges (credits) - net	(23,815)	—	(23,815)
Total	2,673,610	19,368	2,692,978

OPERATING INCOME	1,123,722	(4,681)	1,119,041

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	53,887	—	53,887
Interest and investment income	177,587	(71,497)	106,090
Miscellaneous - net	(49,454)	(955)	(50,409)
Total	182,020	(72,452)	109,568

INTEREST EXPENSE
Interest expense	290,204	56,788	346,992
Allowance for borrowed funds used during construction	(22,114)	—	(22,114)
Total	268,090	56,788	324,878

INCOME BEFORE INCOME TAXES	1,037,652	(133,921)	903,731

Income taxes	223,065	(17,758)	205,307

CONSOLIDATED NET INCOME	814,587	(116,163)	698,424

Preferred dividend requirements of subsidiaries and noncontrolling interests	4,125	499	4,624

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$810,462	$(116,662)	$693,800

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.82	($0.26)	$1.55
DILUTED	$1.79	($0.26)	$1.53

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			446,532,648
DILUTED			453,550,895
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,337,820	$—	$3,337,820
Natural gas	32,318	—	32,318
Other	—	18,962	18,962
Total	3,370,138	18,962	3,389,100

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	637,074	10,908	647,982
Purchased power	205,144	7,928	213,072
Nuclear refueling outage expenses	36,280	—	36,280
Other operation and maintenance	714,162	8,725	722,887
Decommissioning	55,277	43	55,320
Taxes other than income taxes	191,668	459	192,127
Depreciation and amortization	496,884	1,597	498,481
Other regulatory charges (credits) - net	(102,911)	—	(102,911)
Total	2,233,578	29,660	2,263,238

OPERATING INCOME	1,136,560	(10,698)	1,125,862

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	33,126	—	33,126
Interest and investment income	137,518	(73,202)	64,316
Miscellaneous - net	(54,624)	(12,308)	(66,932)
Total	116,020	(85,510)	30,510

INTEREST EXPENSE
Interest expense	241,852	66,650	308,502
Allowance for borrowed funds used during construction	(13,359)	—	(13,359)
Total	228,493	66,650	295,143

INCOME BEFORE INCOME TAXES	1,024,087	(162,858)	861,229

Income taxes	237,225	(21,750)	215,475

CONSOLIDATED NET INCOME	786,862	(141,108)	645,754

Preferred dividend requirements of subsidiaries and noncontrolling interests	315	499	814

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$786,547	$(141,607)	$644,940

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.84	($0.33)	$1.51
DILUTED	$1.82	($0.33)	$1.50

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			428,024,935
DILUTED			431,388,418
*Totals may not foot due to rounding.
** Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; Period presented has been retroactively adjusted to reflect the two-for-one stock split.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$9,829,988	$—	$9,829,988
Natural gas	112,664	—	112,664
Other	—	45,090	45,090
Total	9,942,652	45,090	9,987,742

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,787,794	15,800	1,803,594
Purchased power	980,555	11,036	991,591
Nuclear refueling outage expenses	87,879	—	87,879
Other operation and maintenance	2,139,736	28,560	2,168,296
Asset write-offs, impairments, and related charges	12,795	—	12,795
Decommissioning	169,574	237	169,811
Taxes other than income taxes	630,721	2,189	632,910
Depreciation and amortization	1,555,979	4,932	1,560,911
Other regulatory charges (credits) - net	(96,615)	—	(96,615)
Total	7,268,418	62,754	7,331,172

OPERATING INCOME	2,674,234	(17,664)	2,656,570

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	149,210	—	149,210
Interest and investment income	445,010	(218,095)	226,915
Miscellaneous - net	(74,224)	(5,181)	(79,405)
Total	519,996	(223,276)	296,720

INTEREST EXPENSE
Interest expense	857,954	180,489	1,038,443
Allowance for borrowed funds used during construction	(61,700)	—	(61,700)
Total	796,254	180,489	976,743

INCOME BEFORE INCOME TAXES	2,397,976	(421,429)	1,976,547

Income taxes	490,174	(46,427)	443,747

CONSOLIDATED NET INCOME	1,907,802	(375,002)	1,532,800

Preferred dividend requirements of subsidiaries and noncontrolling interests	8,813	1,497	10,310

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,898,989	$(376,499)	$1,522,490

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.33	($0.86)	$3.47
DILUTED	$4.25	($0.84)	$3.40

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			438,746,880
DILUTED			447,250,827
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$8,950,373	$—	$8,950,373
Natural gas	133,342	—	133,342
Other	—	53,633	53,633
Total	9,083,715	53,633	9,137,348

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,755,701	31,447	1,787,148
Purchased power	617,348	24,571	641,919
Nuclear refueling outage expenses	112,820	—	112,820
Other operation and maintenance	2,080,867	30,825	2,111,692
Asset write-offs, impairments, and related charges	131,775	—	131,775
Decommissioning	162,826	68	162,894
Taxes other than income taxes	570,164	1,913	572,077
Depreciation and amortization	1,498,787	4,718	1,503,505
Other regulatory charges (credits) - net	132,043	—	132,043
Total	7,062,331	93,542	7,155,873

OPERATING INCOME	2,021,384	(39,909)	1,981,475

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	89,196	—	89,196
Interest and investment income	504,018	(218,418)	285,600
Miscellaneous - net	(137,496)	(322,730)	(460,226)
Total	455,718	(541,148)	(85,430)

INTEREST EXPENSE
Interest expense	701,739	185,769	887,508
Allowance for borrowed funds used during construction	(35,588)	—	(35,588)
Total	666,151	185,769	851,920

INCOME BEFORE INCOME TAXES	1,810,951	(766,826)	1,044,125

Income taxes	384,790	(114,687)	270,103

CONSOLIDATED NET INCOME	1,426,161	(652,139)	774,022

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,382	1,497	4,879

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,422,779	$(653,636)	$769,143

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.33	($1.53)	$1.80
DILUTED	$3.31	($1.52)	$1.79

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			427,185,273
DILUTED			429,473,900
*Totals may not foot due to rounding.
**Period presented has also been retrospectively adjusted to reflect the two-for-one stock split.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$12,507,347	$—	$12,507,347
Natural gas	157,392	—	157,392
Other	—	65,308	65,308
Total	12,664,739	65,308	12,730,047

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,246,564	26,756	2,273,320
Purchased power	1,169,853	19,055	1,188,908
Nuclear refueling outage expenses	122,078	—	122,078
Other operation and maintenance	2,910,034	44,807	2,954,841
Asset write-offs, impairments and related charges (credits)	12,795	(24,641)	(11,846)
Decommissioning	226,684	313	226,997
Taxes other than income taxes	810,961	2,820	813,781
Depreciation and amortization	2,063,937	6,637	2,070,574
Other regulatory charges (credits) - net	(234,791)	—	(234,791)
Total	9,328,115	75,747	9,403,862

OPERATING INCOME	3,336,624	(10,439)	3,326,185

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	193,060	—	193,060
Interest and investment income	533,249	(293,069)	240,180
Miscellaneous - net	(100,184)	(8,965)	(109,149)
Total	626,125	(302,034)	324,091

INTEREST EXPENSE
Interest expense	1,108,638	245,885	1,354,523
Allowance for borrowed funds used during construction	(78,880)	—	(78,880)
Total	1,029,758	245,885	1,275,643

INCOME BEFORE INCOME TAXES	2,932,991	(558,358)	2,374,633

Income taxes	621,049	(66,378)	554,671

CONSOLIDATED NET INCOME	2,311,942	(491,980)	1,819,962

Preferred dividend requirements of subsidiaries and noncontrolling interests	9,028	1,997	11,025

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,302,914	$(493,977)	$1,808,937

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.28	($1.13)	$4.15
DILUTED	$5.18	($1.11)	$4.07

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			436,362,749
DILUTED			444,900,016
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,597,240	$—	$11,597,240
Natural gas	183,442	—	183,442
Other	—	81,471	81,471
Total	11,780,682	81,471	11,862,153

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,355,286	43,850	2,399,136
Purchased power	819,074	36,682	855,756
Nuclear refueling outage expenses	151,892	—	151,892
Other operation and maintenance	2,911,692	55,030	2,966,722
Asset write-offs, impairments and related charges (credits)	133,303	3,073	136,376
Decommissioning	215,506	81	215,587
Taxes other than income taxes	758,388	2,593	760,981
Depreciation and amortization	1,979,367	6,413	1,985,780
Other regulatory charges (credits) - net	151,891	—	151,891
Total	9,476,399	147,722	9,624,121

OPERATING INCOME	2,304,283	(66,251)	2,238,032

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	115,451	—	115,451
Interest and investment income	646,006	(293,930)	352,076
Miscellaneous - net	(218,989)	(321,236)	(540,225)
Total	542,468	(615,166)	(72,698)

INTEREST EXPENSE
Interest expense	916,577	235,483	1,152,060
Allowance for borrowed funds used during construction	(45,781)	—	(45,781)
Total	870,796	235,483	1,106,279

INCOME BEFORE INCOME TAXES	1,975,955	(916,900)	1,059,055

Income taxes	(294,409)	(408,841)	(703,250)

CONSOLIDATED NET INCOME	2,270,364	(508,059)	1,762,305

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,564	1,996	5,560

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,266,800	$(510,055)	$1,756,745

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.32	($1.20)	$4.12
DILUTED	$5.29	($1.19)	$4.10

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			426,391,886
DILUTED			428,558,308
*Totals may not foot due to rounding.
** Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; All periods presented have been retroactively adjusted to reflect the two-for-one stock split.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2025 vs. 2024
(Dollars in thousands)
(Unaudited)
	2025	2024	Variance

OPERATING ACTIVITIES
Consolidated net income	$698,424	$645,754	$52,670
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	646,204	614,766	31,438
Deferred income taxes, tax credits, and non-current taxes accrued	615,477	218,695	396,782
Asset write-offs, impairments and related charges	12,795	—	12,795
Changes in working capital:
Receivables	(114,995)	(85,566)	(29,429)
Fuel inventory	25,689	18,329	7,360
Accounts payable	73,523	12,286	61,237
Taxes accrued	166,285	120,266	46,019
Interest accrued	20,824	35,278	(14,454)
Deferred fuel costs	73,247	73,410	(163)
Other working capital accounts	(23,400)	(5,196)	(18,204)
Changes in provisions for estimated losses	12,910	14,696	(1,786)
Changes in other regulatory assets	130,228	(78,678)	208,906
Changes in other regulatory liabilities	123,808	186,057	(62,249)
Changes in pension and other postretirement funded status	(48,916)	(60,407)	11,491
Other	(277,308)	(147,318)	(129,990)
Net cash flow provided by operating activities	2,134,795	1,562,372	572,423
INVESTING ACTIVITIES
Construction/capital expenditures	(1,888,823)	(1,140,577)	(748,246)
Allowance for equity funds used during construction	44,854	33,126	11,728
Nuclear fuel purchases	(36,990)	(45,243)	8,253
Payment for purchase of plant and assets	(1,909)	(371,924)	370,015
Proceeds from sale of business and assets	506,781	—	506,781
Insurance proceeds received for property damages	—	7,907	(7,907)
Changes in securitization account	(8,020)	(7,605)	(415)
Payments to storm reserve escrow accounts	(3,172)	(4,342)	1,170
Receipts from storm reserve escrow accounts	—	736	(736)
Decrease (increase) in other investments	(45,110)	13,501	(58,611)
Proceeds from nuclear decommissioning trust fund sales	378,343	518,180	(139,837)
Investment in nuclear decommissioning trust funds	(416,497)	(538,883)	122,386
Net cash flow used in investing activities	(1,470,543)	(1,535,124)	64,581
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	523,969	1,873,596	(1,349,627)
Treasury stock	10,728	50,466	(39,738)
Retirement of long-term debt	(1,429,366)	(1,820,046)	390,680
Changes in commercial paper - net	939,289	190,058	749,231
Customer advances received for construction	99,188	136,070	(36,882)
Customer advances used for construction	(188,224)	(47,290)	(140,934)
Other	(5,979)	(107,154)	101,175
Dividends paid:
Common stock	(267,939)	(241,720)	(26,219)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by (used in) financing activities	(322,914)	29,400	(352,314)
Net increase in cash and cash equivalents	341,338	56,648	284,690
Cash and cash equivalents at beginning of period	1,175,631	1,355,164	(179,533)
Cash and cash equivalents at end of period	$1,516,969	$1,411,812	$105,157

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$315,677	$262,531	$53,146
Income taxes - net (includes production tax credit sale proceeds in 2025)	$(405,174)	$967	$(406,141)

Noncash investing activities:
Accrued construction expenditures	$(31,537)	$52,331	$(83,868)

Entergy Corporation
Consolidated Cash Flow Statement
Nine Months Ended September 30, 2025 vs. 2024
(Dollars in thousands)
(Unaudited)
	2025	2024	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,532,800	$774,022	$758,778
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,901,408	1,821,258	80,150
Deferred income taxes, tax credits, and non-current taxes accrued	846,751	234,693	612,058
Asset write-offs, impairments and related charges	12,795	131,775	(118,980)
Pension settlement charge	—	316,738	(316,738)
Changes in working capital:
Receivables	(390,040)	(273,120)	(116,920)
Fuel inventory	20,837	36,653	(15,816)
Accounts payable	20,084	(137,268)	157,352
Taxes accrued	177,515	136,812	40,703
Interest accrued	43,691	58,838	(15,147)
Deferred fuel costs	(189,958)	208,363	(398,321)
Other working capital accounts	221,572	(125,473)	347,045
Changes in provisions for estimated losses	(25,534)	19,326	(44,860)
Changes in other regulatory assets	304,751	182,044	122,707
Changes in other regulatory liabilities	143,848	566,451	(422,603)
Changes in pension and other postretirement funded status	(153,884)	(191,946)	38,062
Other	(534,051)	(650,338)	116,287
Net cash flow provided by operating activities	3,932,585	3,108,828	823,757
INVESTING ACTIVITIES
Construction/capital expenditures	(5,557,149)	(3,264,856)	(2,292,293)
Allowance for equity funds used during construction	128,015	89,196	38,819
Nuclear fuel purchases	(166,114)	(206,726)	40,612
Payment for purchase of plant and assets	(3,517)	(544,538)	541,021
Proceeds from sale of business and assets	506,781	—	506,781
Insurance proceeds received for property damages	—	7,907	(7,907)
Changes in securitization account	(4,711)	(3,629)	(1,082)
Payments to storm reserve escrow accounts	(9,980)	(13,937)	3,957
Receipts from storm reserve escrow accounts	43,789	736	43,053
Decrease (increase) in other investments	(46,769)	3,812	(50,581)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	3,546	—	3,546
Proceeds from nuclear decommissioning trust fund sales	1,091,445	1,719,342	(627,897)
Investment in nuclear decommissioning trust funds	(1,196,708)	(1,788,922)	592,214
Net cash flow used in investing activities	(5,211,372)	(4,001,615)	(1,209,757)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,041,918	6,941,862	(2,899,944)
Treasury stock	35,267	96,448	(61,181)
Common stock	804,631	—	804,631
Retirement of long-term debt	(3,029,094)	(4,199,949)	1,170,855
Changes in commercial paper - net	487,603	(15,762)	503,365
Customer advances received for construction	831,642	192,426	639,216
Customer advances used for construction	(433,705)	(76,768)	(356,937)
Other	(3,815)	(28,492)	24,677
Dividends paid:
Common stock	(784,655)	(723,975)	(60,680)
Preferred stock	(13,739)	(13,739)	—
Net cash flow provided by financing activities	1,936,053	2,172,051	(235,998)
Net increase in cash and cash equivalents	657,266	1,279,264	(621,998)
Cash and cash equivalents at beginning of period	859,703	132,548	727,155
Cash and cash equivalents at end of period	$1,516,969	$1,411,812	$105,157

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$963,577	$795,273	$168,304
Income taxes - net (includes production tax credit sale proceeds in 2025)	$(402,687)	$8,789	$(411,476)

Noncash investing activities:
Accrued construction expenditures	$545,455	$420,213	$125,242

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2025 vs. 2024
(Dollars in thousands)
(Unaudited)
	2025	2024	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,819,962	$1,762,305	$57,657
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,523,712	2,397,197	126,515
Deferred income taxes, tax credits, and non-current taxes accrued	932,763	(730,339)	1,663,102
Asset write-offs, impairments and related charges (credits)	(11,846)	136,376	(148,222)
Pension settlement charge	2,937	316,738	(313,801)
Changes in working capital:
Receivables	(113,864)	46,164	(160,028)
Fuel inventory	6,082	26,088	(20,006)
Accounts payable	269,191	31,948	237,243
Taxes accrued	63,596	39,035	24,561
Interest accrued	30,210	11,200	19,010
Deferred fuel costs	(215,743)	347,284	(563,027)
Other working capital accounts	327,868	(198,450)	526,318
Changes in provisions for estimated losses	(1,367)	(42,134)	40,767
Changes in other regulatory assets	501,221	202,820	298,401
Changes in other regulatory liabilities	237,956	825,439	(587,483)
Changes in pension and other postretirement funded status	(431,659)	(454,539)	22,880
Other	(628,751)	(544,969)	(83,782)
Net cash flow provided by operating activities	5,312,267	4,172,163	1,140,104
INVESTING ACTIVITIES
Construction/capital expenditures	(7,130,632)	(4,331,891)	(2,798,741)
Allowance for equity funds used during construction	171,865	115,451	56,414
Nuclear fuel purchases	(268,825)	(276,486)	7,661
Payment for purchase of plant	(280,913)	(549,199)	268,286
Proceeds from sale of business and assets	506,781	—	506,781
Insurance proceeds received for property damages	—	7,907	(7,907)
Changes in securitization account	2,226	6,703	(4,477)
Payments to storm reserve escrow accounts	(14,033)	(19,397)	5,364
Receipts from storm reserve escrow accounts	43,789	99,265	(55,476)
Increase in other investments	(50,369)	(7,923)	(42,446)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	85,958	—	85,958
Proceeds from nuclear decommissioning trust fund sales	2,177,248	1,995,406	181,842
Investment in nuclear decommissioning trust funds	(2,301,862)	(2,091,366)	(210,496)
Net cash flow used in investing activities	(7,058,767)	(5,051,530)	(2,007,237)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,999,024	7,609,922	(2,610,898)
Treasury stock	75,613	101,087	(25,474)
Common stock	804,631	130,649	673,982
Retirement of long-term debt	(3,883,239)	(5,951,695)	2,068,456
Changes in commercial paper - net	292,485	(228,696)	521,181
Customer advances received for construction	1,143,195	318,131	825,064
Customer advances used for construction	(505,894)	(164,689)	(341,205)
Other	(13,500)	(61,516)	48,016
Dividends paid:
Common stock	(1,042,339)	(963,469)	(78,870)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	1,851,657	771,405	1,080,252
Net increase (decrease) in cash and cash equivalents	105,157	(107,962)	213,119
Cash and cash equivalents at beginning of period	1,411,812	1,519,774	(107,962)
Cash and cash equivalents at end of period	$1,516,969	$1,411,812	$105,157

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$1,282,935	$1,097,294	$185,641
Income taxes - net (includes production tax credit sale proceeds in 2025)	$(369,925)	$16,319	$(386,244)

Noncash investing activities:
Accrued construction expenditures	$740,732	$420,213	$320,519